Exhibit 10.15

Factoring Contract

(with recourse)

(English Translation)

In view of:

The Transferor, as the creditor, intends to transfer the receivables enjoyed by it against the debtor under the commercial contract to the Transferee; the Transferee agrees to accept such receivables within a certain period and certain amount limits when the conditions agreed in this Contract are met, and provide the Transferor with factoring financing services with recourse. For the purpose of clarifying the rights and obligations of Party A and Party B, the following agreement is reached through mutual negotiation:

Special Conditions
Transferor (Party A)	Transferee (Party B)

Name: Shenzhen Lohas Supply Chain Management Co., Ltd.

Legal representative: Zhang Yanyue

Domicile: Room 201, Building A, No. 1 Qianwan First Road, Qianhai Shenzhen-Hong Kong Cooperation Zone, Shenzhen City (where Shenzhen Qianhai Business Secretary Co., Ltd. is settled)

Contact address: Room 818, Yisibo Software Building, Haitian Road II, Nanshan District, Shenzhen, Guangdong Province

Zip Code:

Contact person: Dong Ningning

Contact Number:

Fax:

Name: Haier Factoring (Chongqing) Co., Ltd.

Legal representative: Liu Zhongxi

Domicile: No.19 Yinglong Avenue, Longxing Town, Yubei District, Chongqing

Contact address: Room 801, 333 Century Building, No. 333 Lanhua Road, Pudong New Area, Shanghai

Contact person: Zhao Hang

Zip Code:

Contact Number:

Fax:

Information of account designated by Party A: Account name: Shenzhen Lohas Supply Chain Management Co., Ltd. Account number: Business Department of Shenzhen Bao’an Guiyin Village Bank Bank of Deposit:	Information of account designated by Party B: Account name: Haier Factoring (Chongqing) Co., Ltd. Account number: Bank of Deposit: Qingdao Haier Road Branch of China Construction Bank
Notes: If the option under the Special Conditions hereof is marked with “√”, it shall be deemed that the option is applicable; if it is blank or marked with “×”, it shall be deemed that the option is not applicable.
Factoring financing line	Amount: RMB yuan (in words: RMB yuan);
Validity period: from MM DD YY to MM DD YY;
Financing proportion: %, that is, the Transferee shall provide factoring financing according to the proportion of no more than % of the amount of qualified and transferred receivables.
	Revolving line	☑ Yes	☐ No
Pool factoring financing	Whether the pool factoring financing is adopted in this Contract.	☑ Yes	☐ No
	Whether it is specific to the debtors during pool factoring financing period	☐ Yes	☑ No
	Pool financing proportion of receivables:	【 】%
	Pool factoring financing period:	One year from the date of signing this Contract, unless otherwise agreed by both parties.
Collection routing of receivables	☐ Direct collection (direct collection from debtor):	Collection account:
	☑ Indirect collection (collection by Transferor entrusted by the Transferee):	Collection account: Account name: Shenzhen Lohas Supply Chain Management Co., Ltd. Account number: Bank of Deposit: Business Department of Shenzhen Bao’an Guiyin Village Bank
Grace period	The Transferee hereof agrees to grant a grace period:	☐ Yes	☑ No
Grace period: [/] days
Other agreement	/

The Special Conditions, General Conditions, other annexes and supplementary agreements, etc. of this Contract are all integral parts hereof and have the same legal effect as this Contract. The Transferor confirms that it has read and understood all conditions including the General Conditions hereof in detail and is willing to be bound by them.

General Conditions

(with recourse)

I. Definition

1.1 Commercial contract: it refers to the commercial transaction contract that stipulates that the creditor shall provide goods and/or services to the debtor and obtains consideration, including other contracts, agreements, written documents and all annexes based on that, as well as all kinds of documents, vouchers, annexes, etc. deemed necessary by the Transferee.

1.2 Debtor: it refers to the buyer in the commercial contract, that is, the civil subject who has the obligation to pay the consideration due to the purchase of goods and the acceptance of services under the commercial contract.

1.3 Creditor: it refers to the seller in the commercial contract, that is, the civil subject who enjoys the right to receive the consideration due to the sale of goods and the provision of services under the commercial contract.

1.4 Transferor: it refers to the person who has the right to transfer the receivables. It can be the creditor of the commercial contract or the owner of the receivables in applying for factoring business.

1.5 Receivables: it refers to the contractual rights, secondary rights attached to the contractual rights and any substantive and procedural rights related to the contractual rights enjoyed by the Transferor under the commercial contract. Regardless of whether the contractual rights under the commercial contract have met the conditions of being recognized as receivables in accounting, they are collectively referred to as “receivables” or “creditor’s rights” under this Contract. The qualified receivables shall also comply with the other conditions hereof.

1.6 Recourse: it refers to the right owned by the Transferee to require the Transferor to pay all the repurchase price immediately when the specific “repurchase event” stipulated herein occurs, so as to repurchase the outstanding part of all transferred receivables.

1.7 Transfer date of receivables: it refers to the date of signing this Contract. From the transfer date, the Transferee will receive the receivables under the commercial contract from the Transferor.

1.8 Factoring financing funds: i.e. the amount for the transferred receivables, which refers to the consideration paid by the Transferee to the Transferor for receiving the receivables.

1.9 Collection payment of receivables: i.e. the “collection payment”, which refers to the amount payable by the debtor to clear off the receivables that have been transferred to the Transferor under this Contract.

1.10 Due date of receivables: it refers to the pay date when the debtor shall perform the payment obligation under the commercial contract.

1.11 Factoring financing period: it commences from the starting date of factoring financing (including), until the maturity date (the last day) of the factoring financing; however, at the time of calculating the expenses during this period, it shall be calculated from the first day of the charging period, while the last day shall be excluded.

1.12 Grace period: it refers to the period set by the Transferee during which the Transferor or Transferee is allowed to collect from the debtor when the debtor fails to pay the receivables to the Transferee in full on the due date of the receivables.

1.13 Maturity date of factoring financing: it refers to the due date of receivables; if it is pool factoring financing, it shall be the maturity date of receivables pool financing.

1.14 Repurchase of receivables: after the “repurchase event’ agreed herein occurs, the Transferor shall unconditionally repurchase the outstanding part (whether due or not) of the transferred receivables in one time as required by the Transferee. After the Transferor has fulfilled the repurchase obligation to the Transferee, the Transferee will transfer the transferred receivables back to the Transferor.

1.15 Debt defense: it refers to the debtor’s actions or rights to object to requests for obligation performance in accordance with the law or the contract under the commercial contract.

1.16 Collection account: it refers to the account where the debtor pays the subject receivables. The Transferor shall ensure that the debtor will pay all the amounts related to the receivables to the collection account agreed herein.

1.17 Rate conversion: unless otherwise expressly specified, all rates under this Contract shall be expressed in annual rate, which is converted into a monthly rate by dividing 12 months each year, a daily rate by dividing 360 days each year; the conversion of the monthly rate into the daily rate shall be based on 30 days each month.

1.18 Factoring fee: it refers to the income realized by the Transferee for the provision of factoring services to the Transferor, which can be represented as: (1) the service charge that the Transferor shall pay to the Transferee as stipulated herein; (2) the factoring financing fee that the Transferor shall pay to the Transferee as stipulated herein. Unless otherwise agreed, the factoring fee shall not be deducted or refunded in any case. The specific composition and payment of factoring fee shall be subject to the Confirmation of Factoring Business. The invoice issued by the Transferee shall not be regarded as the proof of receipt that the Transferee has actually received the factoring fee. The factoring fee actually received by the Transferee shall be confirmed only by the bank transfer voucher, fund receipt or other vouchers issued by the Transferee stating clearly that it has received the corresponding payment.

1.19 Debtor’s credit risks: it refers to the risks that the debtor is unable to pay off the receivables due to bankruptcy, financial situation deterioration and other reasons. To avoid ambiguity, Party A and Party B confirm that: if the debtor raises a defense, set-off or counterclaim due to a commercial dispute, or refuses to pay all or part of the collection payment of receivables due to the non-existence, untruthfulness of receivables, invalidity and cancellation of commercial contract, as well as other reasons, it does not belong to the debtor’s credit risks.

1.20 Commercial dispute: hereinafter referred as the dispute, it refers to any situation that causes the receivables received by the Transferee not be collected in full and on time, other than the debtor's credit risks, including but not limited to: the Transferor’s failure to fully and properly perform its commitments, guarantees, obligations or responsibilities to the debtor; the debtor’s objections to the performance of the Transferor’s obligations under the commercial contract or refusal to accept the goods, services or invoices due to commercial disputes, or defense, refusal to pay in full or in part, counterclaim or set-off against the subject receivables, etc.; the debtor’s refusal to pay in full or in part due to circumstances that are caused neither by the fault of the debtor nor the fault of the Transferee; any third-party’s any claim against the subject receivables, etc.

1.21 Initial receivables: it refers to the receivables actually generated but not yet paid by the debtor under the commercial contract as of the date of signing this Contract for pool factoring financing.

1.22 Newly-added receivables: it refers to the qualified receivables newly-generated and recognized by the Transferee under the commercial contract after the date of signing this Contract for pool factoring financing.

II. Factoring financing line

2.1 Factoring financing line: it refers to the maximum amount of factoring financing provided by the Transferee to the Transferor within the validity period of the amount. See the agreement on factoring financing line in Special Conditions for details.

2.2 The factoring financing line that the Transferee has given to the Transferor before the signing of this Contract is included in the factoring financing line agreed herein, and the relevant agreements signed by both parties shall not be terminated or invalid due to the signing of this Contract.

2.3 In case of the following circumstances, the Transferee has the right to adjust the amount of factoring financing line, the validity period of line and recycling of the line:

(1) Transferor has any event of default as agreed herein;

(2) Adverse policy adjustments occur in the industry of the Transferor or any debtor;

(3) Material adverse changes concerning the business or financial conditions of the Transferor or any debtor occur;

(4) Downgrade of the credit rating of the Transferor or any debtor occurs;

(5) Other circumstances that the Transferee believes may affect the full payment of the financing funds

2.4 Upon the expiry of the factoring financing line, the Transferee will no longer accept any transfer application from the Transferor.

III. Factoring subject

3.1 The subject receivables of this Contract shall be subject to the specific provisions of the Confirmation of Factoring Business.

3.2 The subject receivables include the creditor’s rights and all secondary rights of the receivables, including liquidated damages, insurance premium, overdue payment, damage awards, compensation, any security rights, insurance interests and other secondary rights related to the subject receivables, and other payables, etc.

3.3 In addition to the foregoing stipulations of this Contract, the subject receivables also include the following current and future rights and interests:

(1) Claim of the creditor’s rights against the debtor, obtaining the debtor’s repayment directly, and keeping the receivable collected as the owner of the receivables;

(2) Request for the debtor to make full compensation for all expenses incurred in realizing the creditor’s rights;

(3) Participation in liquidation and related procedures as the creditor in case of bankruptcy, liquidation and similar circumstances of the debtor;

(4) Agreement with the debtor to change part or all of the creditor’s receivables value, repayment schedule, etc.;

(5) Disposal of part or all of the creditor’s rights, including transfer and creation of security interests;

(6) Procedural rights for realizing creditor’s rights, including the right of defense, the right of set-off and the right to raise other objections, etc;

(7) Other rights and interests that the creditor shall enjoy in accordance with the laws and regulations or the commercial contract.

IV. Transfer of receivables

4.1 The Transferee shall be entitled to decide whether the Transferee shall accept the transfer of receivables, which shall meet the following conditions:

(1) The commercial contract is true, legal, effective, and based on the commercial activities within the normal business scope of the creditor and the debtor, and violating no prohibitive provisions of the law;

(2) The transfer of receivables is not prohibited or restricted;

(3) As of the transfer date of receivables, no default, overdue, dispute or claim against the payment of receivables has occurred under the commercial contract;

(4) At any time before and after the transfer of the receivables, there is no defects of right in the receivables, including but not limited to: being set up for mortgage, pledge or any other form of security, being set up as the property under any trust name, being held, seized, sealed up, frozen by any third party, and its ownership being retained by any third party. Receivables are the rights that are independent, complete and completely exclusive of the third party of the Transferor to the debtor, which can be transferred according to law, not involving rights and interests of any third party. The Transferor has not disposed of any receivables and any rights and interests under the commercial contract to any third party by means of transfer, grant, security interest or priority of repayment, trust or other burden.

(5) No third party shall have the right to offset or deduct the receivables, nor to sue, counterclaim, claim or defense, whether or not the Transferee has known or should have known or recognized such situation;

(6) Before the completion of the performance of the commercial contract, the Transferor, the creditor and the debtor shall have not made any change or termination of the commercial contract affecting the payment of the receivables;

(7) If the transferred amount have been formed into receivables, as of the transfer date of receivables, the creditor shall has fulfilled the main contractual obligations and due contractual obligations under the commercial contract, and will continue to perform other obligations in accordance with the contract, and also can provide explanations on the performance of the contract at the request of the Transferee;

(8) Other conditions required by the Transferee.

4.2 Notice of transfer of receivables: the Transferor shall notify the debtor of the transfer of receivables in accordance with the notice method stipulated in the Confirmation of Factoring Business. All expenses incurred in notifying the debtor and obtaining confirmation from the debtor (if required by the Transferee) shall be borne by the Transferor. If the transfer of receivables is required to be notified to a subordinate debtor in accordance with the provisions of the commercial contract or its subsidiary guaranty contract or relevant laws and regulations, the Transferor shall perform the obligation of notifying the subordinate debtor in accordance with the methods and procedures prescribed by the law.

4.3 Information requirements for transfer of receivables: when the Transferor applies for transfer of receivables to the Transferee, it shall provide the corresponding proof information of the creditor’s rights and debts of receivables according to the Transferee’s requirements, including but not limited to the originals of commercial contract, relevant agreements, annexes, invoices, freight and storage documents, ownership affirmation documents and other documents required by the Transferee, as well as the complete copies of aforesaid documents with the official seal of the Transferor, who shall ensure that the information provided is true, legal, complete and effective.

4.4 Effective date of transfer: the Transferee and the Transferor shall jointly sign the Confirmation of Factoring Business, and the transfer of receivables shall take effect on the date when this Contract and the Confirmation of Factoring Business are signed and all effective conditions are met.

4.5 Non transfer of obligations and responsibilities: any obligations and responsibilities of the Transferor under the commercial contract shall not be transferred to the Transferee, which shall still be borne by the Transferor.

4.6 Registration of transfer of receivables: the Transferor and the Transferee shall sign an Agreement of Receivables Transfer Registration at the time of signing this Contract. The Transferor shall unconditionally cooperate with the Transferee to complete the corresponding receivables transfer registration in the unified registration system for movables financing of the Credit Reference Center of the People’s Bank of China.

V. Factoring financing funds and payment

5.1 The Transferor shall apply for financing to the Transferee within the validity period of factoring financing line.

5.2 If the Transferee agrees to provide factoring financing, it will sign the Confirmation of Factoring Business together with the Transferor to confirm the factoring financing amount, financing rate, grace period rate and other matters.

5.3 Within 30 working days after the satisfaction of all the conditions for full payment stipulated herein and the Confirmation of Factoring Business, the Transferee shall pay the factoring financing funds to the collection account designated by the Transferor, and the Transferee shall have the right to adjust the payment time according to the its financial status. If the Transferee fails to pay any corresponding factoring financing funds within 60 working days after all the conditions for full payment is satisfied, the transfer transaction of relevant receivables under the Confirmation of Factoring Business will be automatically cancelled, and the Transferor and Transferee will not bear any liability for breach of contract. After the cancellation of the relevant receivables transfer transaction, the Transferor becomes the owner of such receivables again, and the Transferee can cancel the relevant receivables transfer registration at the request of Transferor.

5.4 The factoring financing funds obtained by the Transferor can only be used for legitimate purposes in accordance with laws and regulations, this Contract and the articles of association of the Transferor; otherwise, the Transferee has the right to require the Transferor to repurchase the relevant receivables in accordance with the provisions herein, and also has the right to exercise other rights stipulated herein.

VI. Factoring fee

6.1 For the consultation, investigation and other services provided to the Transferee before the signing of this Contract, the Transferor agrees to pay the service charge to the Transferee in accordance with the payment method and rate agreed in the Confirmation of Factoring Business.

6.2 The Transferor agrees to pay the factoring financing expenses to the Transferee in accordance with the charging method and rate agreed in the Confirmation of Factoring Business. The currency of factoring financing expenses is RMB, and the charging period shall be from the date when the Transferee pays the factoring financing funds to the maturity date of factoring financing. The charging methods of factoring financing expenses shall be divided into pre charging, monthly/quarterly charging and post charging. The specific charging methods and rates will be stipulated in the Confirmation of Factoring Business.

6.2.1 Pre charging: the Transferor shall pay the factoring financing expenses to the Transferee at the latest on the 3rd working day after the receipt of the factoring financing funds;

6.2.2 Monthly/quarterly charging, that is, the Transferor shall pay the expenses on each pay day from the last pay day (the first payment shall be subject to the starting date of the whole charging period) (including) to that pay day (excluding). In case of monthly payment, the 21st day of each calendar month shall be the pay day; in case of quarterly payment, the 21st day of March, June, September and December shall be the pay day, but the last pay day shall be the expiration day of the whole charging period. If the pay day falls on a non-working day, it shall be advanced to the previous working day. In case of other clear stipulations in other conditions of this Contract, such stipulation shall be followed.

6.2.3 Post charging, it is the way in which the Transferor pays the Transferee on the maturity date of factoring financing.

6.3 If the Transferee agrees to grant the grace period, the financing expenses within the grace period shall be calculated and collected according to the rate of the grace period; if the Transferee still does not receive all collection payments and/or repurchase prices of receivables upon the expiration of the grace period, the Transferor shall pay the liquidated damages to the Transferee in accordance with the provisions hereof.

VII. Collection of receivables

7.1 All payments made by the debtor to pay off the receivables transferred to the Transferee under the commercial contract shall be called “collection payment of receivables” or “collection payment”. The Transferor shall confirm that the amount and time (i.e. due date of receivables) of collection payment of receivables payable by the debtor are consistent with the contents of each Confirmation of Factoring Business, and the debtor shall make payment in full and on schedule.

7.2 The Transferor shall notify of payment or collection requirement to the debtor on time; the Transferor shall be obliged to assist the Transferee in collection and report the collection result to the Transferee, and the relevant expenses arising from collection shall be borne by the Transferor. If the debtor fails to pay the receivables in full on the agreed pay day or has event of default under the commercial contract, the Transferee shall be entitled to require the Transferor and the debtor to bear the liabilities for default as per the Contract and the commercial contract.

7.3 According to this Contract, the receipt of collection payment of receivables shall consist of direct collection and indirect collection, including:

Direct collection referring to the direct collection from debtor, that is, the collection payment of receivables is directly paid by the debtor to the Transferee’s account;

Indirect Collection referring to the collection by Transferor entrusted by the Transferee, that is, the Transferor accepts the Transferee’s entrustment to collect the collection payment of receivables from the debtor on behalf of the Transferee, so the debtor will pay the collection payment of receivables to the Transferor’s account, and the Transferor will transfer such collection payment of receivables to the Transferee’s account timely in accordance with the Contract.

The specific collection method and account shall be agreed by the Transferor and the Transferee in the Special Conditions hereof.

7.4 If it is agreed in this Contract that the direct collection shall be adopted as the collection method of receivables, and the debtor fails to pay the collection payment of receivables to the account designated by the Transferee but pays to the Transferor by mistake, the Transferor shall notify the Transferee immediately regardless of the payment method adopted by the debtor. The Transferor shall, on the day or the next day after receiving the payment by mistake, transfer such payment in full to the account designated by the Transferee or such other account designated by the Transferee in writing from time to time. In the case of payment in an instrument form, the Transferor shall deliver the instrument to the Transferee for custody on the day of receiving it. For the purpose of reducing the collection risks to collection payment of receivables, the Transferor shall transfer the endorsement of that instrument to the Transferee (if the endorsement can be transferred according to the relevant laws and regulations on the instrument), or transfer the corresponding amount to the Transferee after handling the discounting or collection entrustment at the bank designated by the Transferee, ensuring the Transferee will receive the corresponding amount.

7.5 If the collection method of receivables agreed herein is indirect collection, then:

(1) Unless otherwise agreed, the Transferor shall notify the Transferee immediately upon the receipt of the collection payment of receivables (regardless of the amount), and the Transferor shall transfer such payment in full to the account designated by the Transferee or other account designated by the Transferee in writing from time to time within the next working day after receiving the collection payment of receivables.

(2) If the Transferor receives any instrument delivered as a result of the commercial contract from the debtor, the Transferor shall transfer the endorsement of the instrument to the Transferee (if the endorsement can be transferred according to the relevant laws and regulations on the instrument), or transfer the corresponding amount to the Transferee after handling the discounting or collection entrustment at the bank designated by the Transferee, ensuring the Transferee will receive the corresponding amount.

(3) The Transferor shall timely submit to the Transferee the materials in connection with the collection payment of receivables, including but not limited to the bank receipt certificate (copy) of the collection payment of receivables paid by the debtor, the collection of collection payment of receivables, etc., and the Transferor shall ensure that such materials provided by it are true, accurate and complete.

(4) Any collection payment of receivables received by the Transferor as entrusted, whether or not it has been transferred to the Transferee, shall belong to the property of the Transferee, and the Transferor has no right to dispose of it in any form except for transferring it to the Transferee immediately. The Transferor shall keep the collection payment of receivables and its own assets or funds separately and set up separate accounts to ensure that the collection payment of receivables can be distinguished from other assets of the Transferor.

7.6 In case the amount of receivables received by the Transferee as stipulated in the Confirmation of Factoring Business is greater than the amount of factoring financing funds, the exceeding part can be returned to the Transferor, and the remaining undue receivables can be transferred back to the Transferor on the premise that the amount of collection payment of receivables received by the Transferee in time and in full is not less than the factoring financing funds and the Transferor has no any outstanding factoring fee (whether due or not) and liquidated damages. The risks and benefits of the receivables transferred back to the Transferor are completely irrelevant to the Transferee. The Transferor is not required to pay the corresponding amount to the Transferee, and both parties are not required to sign a written agreement or document on the matter. The Transferee shall not bear any obligations and responsibilities for such collection of receivables.

7.7 No any other form of notice shall be sent by the Transferor to the debtor without the consent of the Transferee, except for sending the notice of the receivables transfer to the debtor as per the provisions herein. The Transferor shall not give a notice of waiver, deduction or set-off to the debtor or reach an agreement on waiver, deduction or set-off with the debtor, nor change or negotiate with the debtor to change the amount, time, period, etc. regarding the collection payment of receivables payable by the debtor.

7.8 The Transferor shall immediately give notice to the Transferee of the relevant situation once the Transferor becomes aware of that litigation and arbitration proceedings against it or the debtor have been or may be initiated.

7.9 In respect of the arrangement of receivables collection in this article (including but not limited to the collection of collection payment of receivables by the Transferor entrusted by the Transferee), the Transferee shall not be required to pay any expenses to the Transferor.

VIII. Pool factoring financing

8.1 Whether pool factoring financing is adopted in this Contract and whether the debtor is specific within the factoring financing period shall be stipulated in the Special Conditions hereof.

8.2 If both parties agree to adopt pool factoring financing and the debtor is specific, then:

8.2.1 The Transferor and the Transferee shall sign the Confirmation of Factoring Business, and transfer all the receivables actually generated but not paid by the debtor as of the date of signing this Contract under the commercial contract and the receivables against the debtor that will be generated subsequently to the Transferee as the premise and basis for the Transferee to provide factoring services as per this Contract.

8.2.2 All qualified receivables accepted by Transferee from the Transferor form a receivables pool. Balance of effective receivables pool = amount of effective initial receivables + amount of effective newly-added receivables - amount of collection payment of receivables actually received by the Transferee corresponding to the initial receivables and the newly-added receivables, while the amount of effective initial receivables and the amount of effective newly-added receivables are all subject to the amount recognized by the Transferee of qualified receivables that are not due. Where:

The amount of the initial receivables shall be determined according to the Confirmation Letter of Initial Receivables Transfer or the Confirmation List of Initial Receivables Transfer.

The amount of the newly-added receivables shall be determined according to the Confirmation Letter of Newly-Added Receivables Transfer or the Confirmation List of Newly-Added Receivables Transfer. In the first week of each quarter, the Transferor and the debtor shall jointly issue the Confirmation Letter of Newly-Added Receivables Transfer to the Transferee or the Transferor shall issue the Confirmation List of Newly-Added Receivables Transfer to the Transferee, and at the same time submit the underlying contracts, invoices and other materials related to such newly-added receivables to the Transferee. If there is any discrepancy between the underlying contracts, invoices and other materials submitted by the Transferor and the amount of the receivables in the Confirmation Letter of Newly-Added Receivables Transfer or the Confirmation List of Newly-Added Receivables Transfer, the smaller one shall prevail.

8.2.3 Upon the receipt of the initial receivables, the Transferee shall pay the corresponding factoring financing funds to the Transferor in accordance with this Contract and the Confirmation of Factoring Business; during the validity period of the pool factoring financing line, if the product of the balance of effective receivables pool and the financing proportion of the receivables pool is not less than the result of the cumulative factoring financing funds paid by the Transferee minus the cumulative collection payment of receivables received by the Transferee, the Transferor may issue a Requisition for Payment to the Transferee to apply for financing again regarding the newly-added receivables within the available balance of the factoring financing amount. If the Transferee agrees, it will pay the corresponding factoring financing funds for the newly-added receivables to the Transferor as per the contract.

8.2.4 The Transferor shall ensure that the product of the balance of effective receivables pool and the financing proportion of the receivables pool is not less than the result that the cumulative factoring financing funds paid by the Transferee minus the cumulative collection payment of receivables received by the Transferee. If the balance of the effective receivables pool is insufficient, the Transferor shall make it full in time; otherwise, it is required to repurchase the receivables in the pool unconditionally at the request of the Transferee.

8.3 In case both Parties agree to adopt pool factoring financing and the debtor is not specific, then:

8.3.1 The Transferor shall transfer all receivables actually generated under the commercial contract up to the execution date hereof, but not yet paid by the debtor to the Transferee, and the Transferor and the Transferee shall jointly sign the Confirmation of Factoring Business to accept such initial receivables;

8.3.2 The Transferor shall ensure that the effective balance of the accounts receivable pool × the financing proportion of the accounts receivable pool ≥ (the accumulated factoring financing funds paid by the Transferee - the accumulated collection payment of receivables received by the Transferee). In case the effective balance of the accounts receivable pool is insufficient, the Transferor shall timely make up by signing the Confirmation of Factoring Business to transfer the new accounts receivable; otherwise, the receivables in the pool shall be repurchased unconditionally according to the requirements of the Transferee.

8.4 All receivables in the receivables pool shall be deemed to be due on the date when the pool factoring financing term expires. After the pool factoring financing term expires, the Transferee will no longer pay any factoring financing funds to the Transferor, and the Transferor will one-off repurchase the outstanding part of the receivables transferred to the Transferee.

IX. Repurchase of receivables

9.1 In case of any of the following circumstances, the Transferor shall unconditionally repurchase the receivables transferred to the Transferee as required by the Transferee:

9.1.1 Where the Transferor violates any statement, guarantee or commitment under the contract;

9.1.2 Where any commercial dispute stipulated herein arises;

9.1.3 Where receivables in connection with the creditor’s rights under the commercial contract are not paid off or not fully paid off on the due date, by reason of, including but not limited to, the debtor’s objection, claim for set off, defense, refusal to pay, delay or underpayment of the collection payment of receivables or any other payment due to the change of its own financial situation or any other reason;

9.1.4 For any reason, where Transferee fails to receive the receivables’ collection payment, security deposit or other payments for any period on time and in full;

9.1.5 After the execution hereof, where the Transferee finds any defect in the commercial contract and / or transfer behavior, including but not limited to false, fraudulent or any other behavior that may cause the commercial contract and / or transfer behavior to be invalid in whole or in part;

9.1.6 Where the Transferor and / or the Debtor are in breach hereof / of agreement between them and the Transferee and / or the Transferee’s affiliates and / or any financial institution (including but not limited to banks, trust companies, financial leasing companies, etc.);

9.1.7 Where the Transferor uses all or part of the factoring financing funds to engage in illegal activities;

9.1.8 Where the Transferee believes that the transferred receivables no longer meet the conditions stipulated herein;

9.1.9 Where any circumstance listed in Article 11.5 hereof that may have a significant impact on the performance of obligations hereunder occurs to the Transferor or the Debtor;

9.1.10 Other events that the Transferee considers affect the performance of the Transferor and / or the Debtor under the commercial contract or this Contract.

9.2 In particular, both Parties confirm that the Transferee has the right to make a judgment based on its own skills and experience as to whether it constitutes the repurchase event agreed herein, and the above judgment made by the Transferee is final and binding for the Contract.

9.3 The repurchase price is calculated as follows:

The amount of repurchase price payable by the Transferor to the Transferee = the amount of factoring financing funds paid by the Transferee as of the date of receivables repurchase notice - the amount of collection payment of receivables received by the Transferee + other amounts payable by the Debtor + any amount payable by the Transferor.

9.4 The Transferor shall, within 3 working days from the received date of the notice of receivable repurchase, pay the repurchase price specified in the notice of receivable repurchase in full to the account designated by the Transferee.

9.5 Before the Transferee receives the repurchase price, the Transferee is still the owner of the receivables, and has the right to require the Debtor to pay off the receivables to the Transferee. The right of the Transferee to require the Debtor to pay off the receivables is not affected by any factors such as the Transferee’s factoring financing funds payment. It can be carried out at the same time that the Transferee requires the Debtor to pay off the receivables and the Transferee requires the Transferor to undertake the repurchase obligation of the receivables stipulated herein. After the Transferee receives the total repurchase price, the outstanding part of the receivables shall be transferred to the Transferor.

9.6 Before the maturity date of factoring financing, the Transferor can repurchase the transferred outstanding receivables with the written consent of the Transferee, and the factoring fee not yet accrued will not be charged. At the same time, the Transferor shall pay compensation to the Transferee, which shall be calculated based on the amount of outstanding receivables repurchased by the Transferor. Pursuant to the period from the date when the Transferee receives the repurchase price paid by the Transferor to the factoring financing maturity date, the amount of the compensation shall be calculated as 50% of the factoring fee payable by the Transferor originally for such period. The compensation payment shall be paid at the same time as the repurchase price paid by the Transferor to the Transferee.

X. Grace period

10.1 Whether there is grace period and grace date hereunder shall be stipulated in the special sections hereof.

10.2 In case the debt is discharged to the Transferee before the expiration of the grace period after the due date of the receivables, the Transferee shall calculate and collect the factoring financing fee at the grace period rate as agreed in the Confirmation of Factoring Business. In case the expiry date of the grace period is a non-working day, it shall be advanced to the previous working day.

XI. Commitments and other obligations of the Transferor

11.1 In addition to the representations, warranties and commitments made in other sections hereof, the Transferor makes the following representations, warranties and commitments, and undertakes corresponding obligations and responsibilities.

11.2 The Transferor makes the following representations, warranties and commitments on matters related to the commercial contract:

11.2.1 The commercial contract is true, legal and effective, and the transactions under the commercial contract are true and conform to the provisions of laws and regulations. There is no affiliation between the Debtor and the Transferor under the commercial contract, and the debtor has no claims against the Transferor that is senior to or expires at the same time with the creditor’s rights under the commercial contract, or can be offset with the creditor’s rights under the commercial contract at the time and after executing the Contract.

11.2.2 The Transferor has submitted all documents and materials related to the creditor’s rights under the commercial contract to the Transferee, and made a statement to the Transferee on the relevant situation. The documents and materials and situation statements submitted by the Transferor to the Transferee are true, complete, legal and effective, and there is no omission, misleading information or fraud.

11.2.3 The Transferor has the right to assign the claim to the Transferee without any restriction or limit. The creditor’s rights under the commercial contract do not fall into one of the situations where the creditor’s such rights are prohibited from being transferred due to the nature of such commercial contract. There is no law, administrative regulation or any other normative document prohibiting the Transferor from transferring the creditor’s rights under the commercial contract. There is no written or oral agreement between the Transferor and the Debtor prohibiting the Transfer of the creditor’s rights under the commercial contract.

11.2.4 The creditor’s rights under the commercial contract have not been involved in any litigation or arbitration, and neither the Transferor nor the debtor has any breach hereof, nor any dispute related to the commercial contract.

11.2.5 The Transferor has not waived or reduced any part of its creditor’s rights under the commercial contract, and the Debtor has no right to claim deduction or reduction of Transferor’s creditor’s rights under the commercial contract.

11.2.6 According to relevant laws and regulations, accounting standards and the accounting system adopted by the Transferee, all or any part of the creditor’s rights of the transferor under the commercial contract are free from any defects, and have been or will be legally recognized as accounts receivable from the accounting perspective.

11.2.7 The creditor’s rights under the commercial contract have not been transferred to any third party or got any security interest or trust interest by any third party, and the Transferor will not conduct the above-mentioned acts or create the above-mentioned interests after the transfer date.

11.2.8 The Transferor will fully perform all obligations and responsibilities of notifying the debtor, etc., and perform all guarantees, commitments, obligations and responsibilities under the commercial contract in strict accordance with the provisions of laws and regulations and the provisions of the commercial contract, so that the debtor has no right to raise any defense, claim and other claims on any part of the receivables under the commercial contract.

11.2.9 Without the written consent of the Transferee, the Transferor and / or the debtor shall not modify, change, rescind, cancel or terminate the commercial contract (except for the termination upon the completion of the performance of rights and obligations).

11.3 The Transferor is a legal entity established and existing subject to the law (including effectively authorized branches), has the ability to sign the Contract and perform all rights and obligations hereunder, and has obtained the permission of internal and / or relevant government departments required for signing the Contract. The execution and performance of the Contract will not violate the laws and regulations that the Transferor must abide by, other contracts that the Transferor shall abide by, documents approving the establishment of the Transferor and the articles of association of the Transferor.

11.4 The financial statements and other information and documents provided to the Transferee before the execution of the Contract truly, accurately and completely reflect the financial condition, performance and operation of the Transferor. As of the execution date of the Contract, there is no adverse material change in the operation or financial condition of the Transferor. After the execution of the Contract, the Transferor will provide the Transferee with the financial information such as monthly / quarterly / semi-annual / annual complete financial statements and other documents related to the Transferor’s business status as required by the Transferee from time to time, and ensure that they are true, accurate and complete.

11.5 In case of any of the following circumstances during the execution and performance of the Contract, the Transferor shall notify the Transferee in writing within seven working days from the date of occurrence or possible occurrence or relevant resolution / decision:

(1) The Transferor or the Debtor or the Guarantor sells, leases, transfers, mortgages, pledges or otherwise disposes of all or most of the important assets or assets;

(2) The business structure or ownership structure of the Transferor or the Debtor or the Guarantor has or may have significant changes, including but not limited to subcontracting, leasing, association, incorporation, transformation of joint stock cooperative system, company sale, merger (acquisition), joint venture (cooperation), division, establishment of subsidiaries, assets transfer, capital reduction, etc.;

(3) The Transferor or the guarantor modifies the articles of association, changes the name, legal representative, domicile, business scope, shareholders and other industrial and commercial registration items, which has an adverse impact on the Transferor’s performance of the obligations herein;

(4) The Transferor, Debtor or Guarantor has been or may be filed for compulsory liquidation, bankruptcy application or has voluntarily conducted liquidation or bankruptcy application;

(5) The Transferor or the Debtor or the Guarantor, or its controlling shareholder, actual controller, or senior management involve in major changes, illegal activities, major litigation or arbitration cases, and the main assets of the Transferor or the Debtor have been subject to property preservation and other compulsory measures;

(6) The Transferor or the Guarantor provides the guarantee for a third party, which has a significant adverse impact on its financial condition or the ability to perform its obligations hereunder;

(7) The Transferor or the Guarantor execute a contract that has a significant impact on its business and financial status;

(8) The Transferor or Guarantor stops production, closes business, stops business for rectification, is revoked or has its business license revoked;

(9) Transferor or the Guarantor has serious difficulties in operation, the financial situation deteriorates, or other circumstances that have a negative impact on the operation, financial situation or performance ability of the Transferor.

11.6 All guarantee measures, guarantors, guarantee documents and relevant data and information involved herein shall be provided by the Transferor to the Transferee. The Transferor confirms that such guarantee measures, guarantors, guarantee documents and relevant data and information are true, accurate, complete and effective without any defect or defect in effectiveness.

11.7 Keep confidential the business secrets of the Transferee and other information required to be kept confidential by the Transferee.

XII. Liability for breach of contract

12.1 In case the Debtor fails to pay the receivables in full and on time, the Transferor shall voluntarily pay the liquidated damages to the Transferee. The liquidated damages shall be calculated as 0.3% of the amount of the collection payment of receivables not received by the Transferee for each overdue day from the due date of the receivables. In case the Transferee gives a grace period, it shall be calculated from the date of the expiration of the grace period;

12.2 In case the Transferor fails to transfer the receivables paid by the Debtor to the account designated by the Transferee on time and in full or violates other provisions hereof, the liquidated damages shall be paid to the Transferee at 0.3% of the amount of the collection payment of receivables received for each day of delay; in case the Transferee gives a grace period, it shall be calculated from the date of expiration of the grace period;

12.3 In case the Transferor fails to pay the repurchase price in full and on time after the occurrence of the “repurchase event” as agreed herein, it shall pay the liquidated damages to the transferee at 0.3% of the unpaid repurchase price for each day of delay; in case the Transferee gives a grace period, it shall be calculated from the date of expiration of the grace period;

12.4 In case the Transferor fails to pay the factoring fee, handling fee and deposit on time and in full according to the Contract, it shall pay 0.3% of the total amount of the unpaid amount to the Transferee as liquidated damages for each overdue day;

12.5 In case the Transferor violates any of the representations and warranties stipulated herein, in addition to the repurchase as stipulated in Article 5 hereof, it shall also pay the Transferee liquidated damages equivalent to 10% of the factoring financing funds;

12.6 In case of any of the following circumstances, the Transferee shall have the right to terminate the Contract and require the Transferor to immediately return the factoring financing funds to the Transferee and compensate for the losses caused to the Transferee, including but not limited to the calculation based on the factoring financing funds paid by the Transferee from the date when the Transferee actually pays the factoring financing funds to the date when the Transferor returns all the factoring financing funds, the interest loss calculated on the basis of 0.05% per day, lost profit incurred to the transferee should this contract have been performed, etc.

(1) The commercial contract is confirmed to be invalid, cancelled or dismissed;

(2) It is determined by the court that the receivables cannot be repurchased due to non-trueness, defect or offset;

(3) Due to the Transferor’s breach of the Contract (including but not limited to any untrue, inaccurate, incomplete or false, misleading, omitted statement or guarantee made by the Transferor), the Transferee’s acceptance of the receivables and the realization of the contractual purpose of the factoring financing through the repayment of the Debtors’ receivables cannot be realized.

12.7 In case the Transferor fails to return the factoring financing funds to the Transferee after the Transferee cancels the contract in accordance with the Contract, the liquidated damages shall be paid to the Transferee at 0.3% of the amount of the factoring financing funds which are not returned for each day of delay;

12.8 In case of the Transferor’s breach of the Contract, in addition to the corresponding liabilities in accordance herewith, the Transferor shall also bear all expenses incurred by the Transferee for the realization of the rights and interests hereof, such as investigation fee, attorney fee, travel expense, announcement fee, service fee, litigation fee, etc.

12.9 In addition to the listed breach of contract, in case any party has other breach of contract hereunder, the breaching party shall bear all liabilities for breach of contract, including continuing performance, taking remedial measures and compensating all losses suffered by the observant party.

XIII. Transfer

13.1 The Transferor shall not transfer any of its rights and / or obligations hereunder to a third party without the prior written consent of the Transferee.

13.2 The Transferee may transfer all or part of the rights hereunder to a third party.

XIV. Right reservation

The failure of the Transferee or delay by the Transferee to exercise any right or decision hereunder or any tolerance, grace, preference or delay granted by the Transferee to the Transferor and the Debtor in performing their obligations hereunder shall not be deemed as a waiver of such rights or decision rights, a waiver of the rights and interests of the transferee hereunder, and shall not exempt the Transferor from any responsibilities and obligations hereunder. Any single or partial exercise of such right or decision shall not prevent the Transferee from further exercising such right or decision. The rights and remedies agreed herein are cumulative and do not exclude any other rights and remedies provided by law.

XV. Tax and other deductions

All payments made by the Transferee to the Transferor hereunder shall be free from any present or future taxes, withholdings or other deductions of any nature. In case of any tax, withholding or other deduction of any nature, the Transferor will compensate the Transferee for such tax and deduction. All taxes arising from the execution and performance of this Contract and any documents related to the transfer of receivables shall be borne by the Transferor.

XVI. Effectiveness, change and termination of the Contract

16.1 The Contract shall come into force after it is executed by the Transferor and the Transferee and when all the effective conditions agreed in the special conditions hereof are met.

16.2 The Contract can be changed and terminated by the agreement of the Transferor and the Transferee with a written agreement. The Contract shall remain in force until a written agreement is reached. Unless otherwise agreed herein, neither party shall unilaterally change, rescind or terminate the Contract.

XVII. Notice and delivery

17.1 All notices required hereby shall be in written form and shall be delivered by special person or sent by post (including EMS) to the address of the other party specified herein, or sent by telex, fax or telegram to the number and address of the other party specified herein in the form of telex, fax or telegram.

17.2 Any notice, request or other communication sent by each Party hereunder shall be deemed to be effectively served under the following circumstances: in case it is delivered by a specific personnel, it shall be deemed to have been served on the day of delivery; in case it is delivered by post (including EMS), it shall be deemed to have been served 48 hours after posting; in case it is sent by telecommunication, it shall be deemed to have been served on the time of delivery. However, the documents sent by the Transferor to the Transferee shall be deemed to be delivered after the Transferee actually receives them.

17.3 In case the address and / or number of any Party specified herein changes, the Party shall notify the other Party in time. In case the other Party fails to notify in time and still uses the address and number specified herein, it shall be deemed as delivery.

17.4 In case of any dispute arising from the Contract, the addresses of the Parties specified herein shall be deemed as their respective judicial service addresses. The service address is applicable to all litigation stages including first instance, second instance, retrial and execution. In case any Party’s service address changes during the litigation, the Party shall promptly notify the court of litigation of the changed service address. In case the service address provided is not accurate or the changed service address is not informed in time, resulting in the litigation documents cannot be delivered or not delivered in time, the Party will bear the legal effect that may arise therefrom. The litigation documents served by the court regarding the litigation shall be deemed to be served when they are delivered (including Express Mail Service EMS) to the address.

XVIII. Application of law and resolution of dispute

18.1 The Contract shall be governed by the laws of the People’s Republic of China.

18.2 All disputes related to the Contract shall try to be settled by friendly negotiation between the Transferor and the Transferee. In case no settlement can be reached through consultation, both Parties agree to file a lawsuit to the People’s court with jurisdiction in the place where the Contract is signed.

18.3 In the process of litigation, in addition to the ongoing litigation part of the Contract which is disputed by the Parties concerned, other parts of the Contract shall continue to be performed.

XIX. Miscellaneous

19.1 The Contract is signed at room 1807, Building A, Yulong International Center, No. 178-2, Haier Road, Laoshan District, Qingdao City, Shandong Province.

19.2 The special terms, general terms, Factoring Business Confirmation, all attachments, supplementary agreements, etc. hereof are integral parts of the Contract.

19.3 The Transferee has taken a reasonable way to draw the attention of the Transferor to the terms of the Agreement that exempt or limit its liability, and has fully explained the relevant terms as required by the Transferor. There is no disagreement between the Transferor and the Transferee on the understanding of all terms hereof.

19.4 All obligations of the Transferor hereunder are continuous and have full binding force on its successor, receiver, Transferee and its surviving entity after merger, division, reorganization and name change.

19.5 The rights of the Transferee hereunder are cumulative, and shall not affect or exclude any rights that the Transferee may have against the Transferor in accordance with the law and other contracts or agreements.

19.6 If some conditions of this Contract or part of the provisions of the conditions hereof are deemed invalid, such invalid conditions or invalid parts shall not affect the validity of this Contract and other conditions hereof or other provisions of that condition.

19.7 The Transferor authorizes and agrees the Transferee to query, copy and use the Transferor’s organization/individual credit report (including but not limited to the information about credit card) from time to time, and the Transferee to submit the Transferor’s relevant credit information to the corresponding basis database of financial credit information, etc.

19.8 This Contract is in quadruplicate, with the Transferee holding three and the Transferor holding one. If it is necessary for the notarization, transfer, pledge and mortgage registration, the number of copies of the Contract can be increased with corresponding copies kept by the relevant competent authorities. Each copy of the Contract has the same legal effect.

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Signature and seal of Transferor: Shenzhen Lohas Supply Chain Management Co., Ltd. Signature and seal of Transferee: Haier Factoring (Chongqing) Co., Ltd.

Legal representative (authorized representative): Legal representative (authorized representative):

Date of signature: [ ] MM [ ]DD [ ]YY Date of signature: [ ] MM [ ]DD [ ]YY